UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12

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HOUSTON AMERICAN ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)	Aggregate number of securities to which transaction applies:

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(5)	Date Filed:

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

May __, 2020

Dear Stockholder:

We cordially invite you to attend our 2020 annual meeting of stockholders, which will be held at 10:00 a.m. Central Daylight Time on Tuesday, June 23, 2020. In light of the current COVID-19 pandemic, the annual meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/HUSA and entering your 16-digit control number included with these proxy materials.

At this year’s annual meeting, the agenda will include the election of one Class C director, consideration of, and voting on, an amendment to our certificate of incorporation to effect a reverse stock split of our common stock, the ratification of the selection of our independent registered public accounting firm for fiscal 2020, an advisory vote on the compensation of our named executive officers and the transaction of such other business as may properly come before the meeting or any adjournment thereof. Please refer to the enclosed proxy statement for detailed information on the proposal and other important information about Houston American Energy Corp.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

Sincerely,

STEPHEN HARTZELL
Chairman of the Board

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2020

Dear Stockholder:

The annual meeting of stockholders of Houston American Energy Corp. will be held at 10:00 a.m. Central Daylight Time on Tuesday, June 23, 2020. In light of the current COVID-19 pandemic, the annual meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/HUSA and entering your 16-digit control number included with these proxy materials. The purpose of the annual meeting is to:

1. Elect one Class C director to hold office until the 2023 annual shareholders meeting.

2. Approve and adopt an amendment to our certificate of incorporation to effect, at the discretion of our board of directors (with the effectiveness or abandonment of such amendment to be determined by the board of directors as permitted under Section 242(c) of the Delaware General Corporation Law) a reverse stock split of our shares of common stock at an exchange ratio of not less than 1-for-2 and not greater than 1-for-20, such exchange ratio to be determined by our Board of Directors at its sole discretion.

3. Ratify the selection of Marcum, LLP as our independent registered public accounting firm for the 2020 fiscal year.

4. Approve, in an advisory and non-binding vote, the compensation of our named executive officers.

5. Transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on May 6, 2020 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. If you are a stockholder of record, please complete, sign and mail the proxy card in the enclosed postage-paid envelope. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

STEPHEN HARTZELL
Chairman

Houston, Texas
May ___, 2020

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held on Tuesday, June 23, 2020 at 10:00 a.m. Central Daylight Time and at any and all adjourned sessions of the annual meeting. In light of the current COVID-19 pandemic, the annual meeting will be held virtually, conducted via live audio webcast, through which you can vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/HUSA. Be sure to have your 16-digit control number included with these proxy materials in order to access the meeting.

The online meeting will begin promptly at 10:00 a.m. Central Daylight Time, on June 23, 2020. We encourage you to access the meeting prior to the start time leaving ample time for check in.

We are mailing our annual report for the fiscal year ended December 31, 2019, to our stockholders with this notice and proxy statement (including the form of proxy) on or about May ___, 2020.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on May 6, 2020 will be entitled to vote at the annual meeting. Our voting stock consists of issued and outstanding shares of our common stock and issued and outstanding shares of our 12.0% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 12.0% Series B Convertible Preferred Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”). The holders of Preferred Stock are entitled to vote, on an “as converted” basis on all matters submitted to a vote of stockholders.

As of the close of business on May 6, 2020, we had ________ shares of common stock issued and outstanding, each entitled to one vote, ______ shares of Series A Preferred Stock issued and outstanding, each entitled to 5,000 votes, or an aggregate of _________ votes, and ____ shares of Series B Preferred Stock issuance and outstanding, each entitled to 2,777 votes, or an aggregate of __________ votes. In aggregate, as among outstanding shares of common stock and votes eligible to be cast underlying the Series A Preferred Stock and Series B Preferred Stock, there are ________ votes eligible to be cast at the annual meeting. The holders of shares of common stock and Preferred Stock representing a majority of eligible votes on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of common stock and Preferred Stock represented by proxy (includes shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the annual meeting.

Items to be Voted Upon, Voting Your Shares and Votes Required

Stockholders will be voting upon four matters as well as any other business that may properly come before the meeting. The specific items to be voted on are:

PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCE

Proposal 1: Election of one Class C director	☑ FOR NOMINEE	Page __
Proposal 2: Amendment to authorize reverse split	☑ FOR	Page __
Proposal 3: Ratification of appointment of independent registered public accounting firm	☑ FOR	Page __
Proposal 4: Advisory vote to approve named executive officer compensation	☑ FOR	Page __

In order to be elected as a director, a nominee for director must receive a plurality of the votes cast at the annual meeting. Approval of the proposed reverse stock split requires the affirmative vote of a majority of the votes eligible to be cast at the annual meeting. Ratification of the selection of our independent registered public accounting firm and advisory approval of compensation of named executive officers will each require the affirmative vote of a majority of the votes cast.

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. If your shares are held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from your nominee which you must follow in order to vote your shares.

Shares that abstain from voting on a particular proposal will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. If you do not provide voting instructions with respect to shares held in “street name”, your broker may vote your shares in its discretion with respect to routine, or discretionary, items but cannot vote your shares on non-discretionary items. The election of directors and the advisory vote to approve named executive officer compensation are non-discretionary items. The proposed amendment to the certificate of incorporation to effect a reverse split and approval of the appointment of our independent registered public accounting firm are discretionary items. Abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal but will have the effect of a vote against proposals requiring the affirmative vote of all shares entitled to vote. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

●	FOR the election of the director nominee;

●	FOR approval of the proposed amendment to our certificate of incorporation to effect a reverse stock split;

●	FOR the ratification of the selection of our registered public accounting firm; and

●	FOR approval, on an advisory basis, of the compensation of our named executive officers.

To ensure that your vote is recorded promptly, please vote as soon as possible. To vote by proxy, please complete, sign and mail the proxy card in the enclosed postage-paid envelope.

Stockholders that attend the virtual annual meeting and wish to vote will be given the opportunity to vote online.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

●	submit another properly signed proxy, which bears a later date;

●	deliver a written revocation to our corporate secretary; or

●	attend the annual meeting via the internet and vote online.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Our Annual Report on Form 10-K for the year ended December 31, 2019, which is not part of the proxy soliciting materials, is included with this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of May 6, 2020 by:

●	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

●	each director and nominee for director;

●	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

●	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of May 6, 2020 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after May 6, 2020 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of May 6, 2020, there were __________ shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
John Terwilliger(1)	12,377,585	(3)		%
James Schoonover(2)*	4,162,249	(4)		%
Stephen Hartzell*	681,000	(5)	†
Keith Grimes*	655,000	(6)	†
All current directors and executive officers as a group (3 persons)	5,498,249	(7)		%

*	Director of our company
†	Less than 1% of the shares of total common stock outstanding as of May 6, 2020.
(1)	Address is 801 Travis St., Suite 1425, Houston, Texas 77002.
(2)	Address is 1770 County Road H2, White Bear Township, Minnesota 55110.
(3)	Includes (a) 2,633,333 shares issuable upon exercise of stock options, (b) 600,000 shares issuable upon exercise of warrants, and (c) 750,000 shares issuable upon conversion of Preferred Stock.
(4)	Includes (a) 558,333 shares issuable upon exercise of stock options, (b) 580,000 shares issuable upon exercise of warrants and (c) 1,027,778 shares issuable upon conversion of Preferred Stock.
(5)	Includes 625,000 shares issuable upon exercise of stock options.
(6)	Includes (a) 500,000 shares issuable upon exercise of stock options and (b) 125,000 shares issuable upon conversion of Preferred Stock.
(7)	Includes (a) 1,683,333 shares issuable upon exercise of stock options, (b) 580,000 shares issuable upon exercise of warrants and (c) 1,152,778 shares issuable upon conversion of Preferred Stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our restated certificate of incorporation and amended and restated by-laws, each as amended to date, provide for the classification of our board into three classes, as nearly equal in number as possible. The Class A, Class B and Class C directors are currently serving until the annual meeting of stockholders that will be held in 2022, 2021 and 2020, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. Our board has fixed the number of directors at three. There is currently one Class A director, one Class B director and one Class C director.

Unless otherwise instructed, the persons named as proxy will vote all proxies received FOR the election of the person named as nominee below as Class C director for a term of three years, until the annual meeting of stockholders to be held in 2023; and until his successor is elected and qualified.

The nominee listed below is currently serving as a director and has indicated that he is willing to continue to serve, if elected. The independent directors of the board nominated the candidate for election. If a nominee should become unavailable, the person named as proxy will vote all proxies received for a substitute nominee designated by the board, unless instructions are given to the contrary. The board has no reason to believe that the nominee will become unavailable.

In the section below, we provide the names and biographical information about the Class C nominee and each other member of the board.

There are no family relationships among any of our directors, nominee for director and executive officers.

Nominee for Election as Class C Director Continuing in Office until 2023

James Schoonover Age: 63 Director Since: 2018	Mr. Schoonover has served as our Chief Executive Officer and President since June 2018 and as a Director since April 2018. From 2016 to June 2018, Mr. Schoonover served as Chief Operating Officer of Encompass Compliance Corporation, an OTC Market traded company providing compliance and risk mitigation services to U.S. employers. Previously, from February 2014 to July 2015, Mr. Schoonover served as National Sales Director for Cordant Health Services, a consolidator of independent toxicology laboratories, and, from 1998 to December 2012, as Chief Marketing Officer of MedTox Scientific, Inc., a Nasdaq-listed provider of specialized laboratory testing services and on-site/point-of-collection testing devices. From 2012 to 2017, Mr. Schoonover served as Chairman of the Board of H2O For Life, a non-profit organization focused on service-learning opportunities for students.

Mr. Schoonover holds a B.A. degree from Cornell University and an MBA from the University of St. Thomas. Mr. Schoonover brings to our board over 35 years of broad business and management experience, covering operations, sales and marketing and finance, and is a long time investor in our company.

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Class A Director Continuing in Office until 2022

R. Keith Grimes Age: 63 Director Since: 2012	Mr. Grimes has, since 2008, served in various senior executive capacities at Sierra Hamilton LLC and its predecessor, Hamilton Engineering, LLC. Sierra Hamilton is an international service provider to oil and gas exploration and production companies offering specialized technical consulting and E&P technology to operators worldwide. Mr. Grimes has served as President of Sierra Hamilton since 2019. Previously, Mr. Grimes managed all eastern hemisphere operations of Expro Group, an Aberdeen, Scotland based global well testing and subsea engineering company, and served in numerous leadership roles with Halliburton for 20 years. Mr. Grimes holds a B.S. degree in Petroleum Engineering from Texas Tech University.

Mr. Grimes brings to our board over 35 years of broad domestic and international energy industry experience as a petroleum engineer and senior executive and his resulting understanding of our industry, international operations, engineering, geological and operational challenges encountered in our business.

Class B Directors Continuing in Office until 2021

Stephen Hartzell Age: 66 Director Since: 2005	Mr. Hartzell is the owner and President of S.P. Hartzell, Inc., a professional independent consulting exploration geology firm, and is an owner operator of Southern Star Exploration, LLC, an independent oil and gas company. From 1978 to 1986, Mr. Hartzell served as a petroleum geologist, division geologist and senior geologist with Amoco Production Company, Tesoro Petroleum Corporation, Moore McCormack Energy and American Hunter Exploration. Mr. Hartzell received his B.S. in Geology from Western Illinois University and an M.S. in Geology from Northern Illinois University.

Mr. Hartzell brings to our board over 40 years of broad experience in the oil and gas industry, covering geology, operations management and asset management, and his resulting understanding of our industry, operating environment, key drivers of operational success and specific geological characteristics and challenges encountered in operations.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

In considering your vote with respect to the election of directors pursuant to Proposal 1, you should consider the discussions of “Executive Compensation” and “Corporate Governance” and the other discussions contained in this Proxy Statement.

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PROPOSAL 2

APPROVE AND ADOPT AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Background

Our common stock is listed on the NYSE American exchange (the “NYSE American”). On October 16, 2019, we received written notice (the “NYSE Notice”) from the NYSE American that we were not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the NYSE American Company Guide. The NYSE American determined that the continued listing of our common stock was predicated on us effecting a reverse stock split of our common stock or otherwise demonstrating sustained price improvement within a reasonable period of time. The NYSE Notice informed us that we had until April 16, 2020 to demonstrate compliance. The NYSE American staff has advised us informally that they will extend the period to demonstrate compliance until following our 2020 annual shareholders meeting in order to effectuate a reverse stock split.

Accordingly, our board has approved a proposed amendment (the “Amendment”) to our Certificate of Incorporation, that: would effect a share consolidation, or reverse stock split, of our outstanding common stock and common stock reserved for issuance, at an exchange ratio of not less than 1-for-2 (1:2) and not greater than 1-for-20 (1:20), as shall be determined in the sole discretion of the board on the terms described in this proxy statement.

The number of authorized shares of our common stock, which is currently 150,000,000 shares, will be reduced proportionally by the reverse stock split. The number of authorized shares of our preferred stock, which is currently 10,000,000 shares, will not be affected by the reverse stock split.

The effectiveness of the Amendment, and the implementation or abandonment of the reverse stock split, if approved, will be determined by our board following the Annual Meeting. Our board has recommended that the proposed Amendment be presented to our stockholders for approval.

If our stockholders approve Proposal 2 amending our Certificate of Incorporation to enact the reverse stock split, our board will have the sole discretion to elect, as it determines to be in the best interests of the company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares of common stock within the stockholder-approved range (between 2 and 20 shares) which will be combined into one share of common stock. Our board believes that stockholder approval of this range of reverse stock split ratios (as opposed to approval of a single reverse stock split ratio) provides the board with maximum flexibility to achieve the purposes of the reverse stock split and, therefore, is in the best interests of the company and its stockholders.

If, following stockholder approval of this proposal, our board determines that it is in the best interests of the company and its stockholders to effect the reverse stock split, the board would determine the reverse stock split ratio (within the approved range) and authorize the filing of the applicable amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the reverse stock split. The text of the form of amendment to the Certificate of Incorporation is set forth in Appendix A to this proxy statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the board deems necessary and advisable to effect the reverse stock split of the common stock.

If, following stockholder approval of this proposal, our board elects to effect the proposed reverse stock split, then except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of the common stock would remain unchanged at $0.001 per share.

Our board does not intend for the reverse stock split transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

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Reasons for the Reverse Stock Split

Continued Listing on NYSE American: Our board’s primary objective in asking for authority to effect a reverse stock split is to maintain our listing on the NYSE American.

At May 6, 2020, the closing sales price of our common stock was $____ per share. By effecting a reverse stock split, we will proportionally reduce the number of our common shares outstanding with an anticipated increase in the per-share trading price of our common stock. Such reverse split is consistent with the directive of the NYSE American in the NYSE Notice and, at the present time, is believed by the board to be only option available to sufficiently raise the traded price for a sustained period to avoid NYSE American delisting.

Raising the trading price via the proposed reverse stock split may also have the effect of allowing a broader range of institutions to invest in our common stock (specifically, funds that are prohibited from buying stock with a price below a minimum threshold), potentially increasing the trading volume and liquidity of our common stock.

Potential Adverse Effects of Delisting: Our board has considered the potential harm to us of a delisting from NYSE American and believes that delisting from the NYSE American would materially and adversely affect us, including as follows:

●	we would be forced to seek to be traded on a less recognized or accepted exchange or market such as the OTC Bulletin Board or the “pink sheets;”

●	the trading price of our common stock could be adversely affected, including an increased spread between the “bid” and “asked” prices quoted by market makers;

●	the liquidity and marketability of shares of our common stock could be adversely affected, thereby reducing the ability of holders of our common stock to purchase or sell our shares as quickly and as inexpensively as they have done historically (if our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome); and

●	our ability to access capital on terms favorable to us (or at all) could be adversely affected, as companies trading on the OTC Bulletin Board or “pink sheets” are viewed as less attractive investments with materially higher associated risks, such that existing or prospective institutional investors may be less interested in, or prohibited from, investing in our common stock (which may also cause the market price of our common stock to decline).

Further, if we are required to move our stock listing to the OTC Bulletin Board, or “pink sheets,” we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, we will lose our exemption from state securities regulations. Among other things, this means that granting equity incentives to our employees will be more difficult.

Inasmuch as our board believes that continued listing of our common stock on the NYSE American, as opposed to delisting, provides material benefits to our shareholders, and in light of the lack of acceptable alternatives to maintain such listing, our board believes that carrying out the proposed reverse stock split is in the best interests of the company and our shareholders.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders at the Annual Meeting, the actual reverse stock split will be effected, if at all, only upon a subsequent determination by the board that the reverse stock split (with the actual reverse stock split exchange ratio to be determined by the board within the stockholder-approved range, as described above) is in the best interests of the company and its stockholders at the time. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the common stock, prevailing market conditions and the likely effect of the reverse stock split on the market price of our common stock. Notwithstanding approval of the proposed reverse stock split by the stockholders, the board may, in its sole discretion, abandon the proposed Amendment and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the reverse stock split. If the board fails to implement the reverse stock split after stockholder approval, further stockholder approval would thereafter be required prior to implement any reverse stock split.

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Effects of the Reverse Stock Split

Maintenance of Ownership Percentage: If the reverse stock split is approved and effected, each stockholder will own a reduced number of shares of common stock. This will affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership in the company, except to the extent that the reverse stock split results in a stockholder owning a fractional share, as described below. The number of stockholders of record would not be affected by the reverse stock split.

Voting Rights: Proportionate voting rights and other rights of the holders of our common stock would not be affected by the reverse stock split, other than as a result of rounding up each fractional share amount to the next whole share amount, as described below. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately prior to the reverse stock split would continue to hold 1% of the voting power of the outstanding shares of common stock after the reverse stock split, regardless of the exchange ratio chosen by the board.

Equity Incentive Plans: All shares of our common stock subject to outstanding equity awards (including stock options and stock appreciation rights) under our 2008 Equity Incentive Plan and our 2017 Equity Incentive Plan (collectively, the “Plans”) and the number of shares of common stock which have been authorized for issuance under the Plans but as to which no equity awards have yet been granted or which have been returned to respective Plan pools upon cancellation or expiration of such equity awards, will be converted on the effective date of the reverse stock split in proportion to the reverse split ratio of the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding stock awards will be proportionately increased such that approximately the same aggregate price will be required to be paid after the reverse stock split as immediately preceding the reverse stock split. No fractional shares with respect to the shares subject to the outstanding equity awards (including stock options and stock appreciation rights) under our Plans will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity awards under our Plans immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock subject to such equity award (including upon exercise of stock options and stock appreciation rights) will be rounded up to the nearest whole number. This will result in an increase to the proportion of shares reserved for issuance under our Plans to the number of authorized shares of common stock following the reverse stock split.

The number of shares of our common stock subject to awards under our 2008 Equity Incentive Plan and the 2017 Equity Incentive Plan as of May 6, 2020 are ________ and __________, respectively.

Summary Table Regarding the Effects of the Reverse Stock Split

The following table contains approximate information relating to our common stock based upon certain reverse stock split ratios within the range that has been submitted for stockholder approval, and based on share information as of May 6, 2020.

	Pre-Reverse Stock Split	Post-Split (1:2)	Post-Split (1:10)	Post-Split (1:20)
Total Authorized Shares of Common Stock	150,000,000	75,000,000	15,000,000	7,500,000
Outstanding Shares of Common Stock
Shares of Common Stock Reserved for Issuance Upon Conversion of the Outstanding Shares of Series A and Series B Convertible Preferred Stock	7,745,556	3,872,778	774,556	387,278
Fully Diluted Shares (Issued and Reserved for Issuance)
Shares Authorized but not Issued or Reserved

No fractional shares of our common stock will be issued in connection with the proposed reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the reverse stock split will have their fractional shares rounded up to the nearest whole share amount, as explained more fully below.

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Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act. After the reverse stock split, our common stock would continue to be reported on the NYSE American under the symbol “HUSA.”

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the reverse stock split is implemented, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the company.

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted. However, there is a risk of decreases in stock price performance in the near-term trading period after effectiveness of the reverse stock split. In particular, there is no assurance that the price per share of our common stock after the reverse stock split will increase in a manner directly proportionate to our reverse stock split ratio so as to cause our market capitalization (and the value of our stockholders’ respective common stock holdings) to remain the same. Furthermore, there can be no assurance that the market price of our common stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased share price can be maintained, the reverse stock split may not achieve the other desired results which have been outlined above. Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that approval of the reverse stock split will not adversely impact the market price of our common stock.

In addition, if the reverse stock split is implemented, we cannot assume nor conclude that our common stock will be more attractive to investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the reverse stock split.

Effective Date

If the proposed reverse stock split is approved at our Annual Meeting and our board elects to proceed with a reverse stock split within the stockholder-approved range, the reverse stock split would become effective as of the filing (the “Effective Time”) of the applicable certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, all shares of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the reverse stock split ratio determined by our board (within the approved range).

If our board elects to effect a reverse stock split, before we file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, we intend to issue a press release announcing the terms, including the reverse stock split ratio, as well as the effective date of the reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Standard Registrar & Transfer Co., Inc., our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

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Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Treatment of Fractional Shares

In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse stock split, we shall round up each such fractional shares to the nearest whole share amount. We expect that this will result in a slight increase in the overall number of shares outstanding after the split than if we were to elect payment of cash for fractional shares, but the effect on stockholders’ respective ownership percentages will be negligible. As of May 6, 2020, there were approximately ____ stockholders of record of our common stock.

Discretionary Authority of the Board to Abandon the Reverse Stock Split

Our board reserves the right to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of the certificate of amendment, even if the reverse stock split has been authorized by our stockholders. By voting in favor of the reverse stock split, you are expressly also authorizing our board to determine not to proceed with, and abandon, the reverse stock split, if it should so decide.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed Amendment to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the Internal Revenue Code of 1986 (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder of our common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the reverse stock split.

This discussion is limited to U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax and the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities;
●	corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;

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●	persons deemed to sell our common stock under the constructive sale provisions of the Code;
●	persons holding our common stock as “qualified small business stock” within the meaning of Section 1202 of the Code;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The reverse stock split should constitute a tax-free “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the Amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock and shares of Series A and Series B Preferred Stock, on an as converted basis, voting together as a single class, on such proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AS SET FORTH IN PROPOSAL 2.

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PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of Marcum LLP (“Marcum”) as our registered public accounting firm for fiscal 2020. Marcum has served as our registered public accounting firm since 2018. Although stockholder approval of the board’s selection of Marcum is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of Marcum.

Representatives of Marcum are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so.

On August 3, 2018, we accepted the resignation of GBH CPAs, PC (“GBH”) and engaged Marcum as our independent registered public accountants. This change occurred in connection with GBH, our prior accountants, resigning as a result of GBH combining its practice with Marcum effective July 1, 2018. The engagement of Marcum was approved by the audit committee of our board of directors.

GBH’s reports on our consolidated financial statements as of and for the fiscal year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2017 and through August 3, 2018, there were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to GBH’s satisfaction would have caused it to make reference thereto in connection with its report on the financial statements for such years. During the fiscal year ended December 31, 2017 and through August 3, 2018, there were no “reportable events” of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended December 31, 2017 and through August 3, 2018, we did not consult with Marcum with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either subject to disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or any event of the type described in Item 304(a)(1)(v) of Regulation S-K.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF MARCUM AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

In considering your vote with respect to the ratification of our selection of Marcum LLP as our registered public accounting firm pursuant to Proposal 3, you should consider the discussion of “Relationship with Independent Registered Public Accounting Firm” and the other discussions contained in this Proxy Statement.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

As described in detail below under the heading “Executive Compensation,” our executive compensation programs are designed to attract, retain and motivate our named executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term strategic and corporate goals, and the realization of increased shareholder value. Please read the “Executive Compensation” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2019.

We are asking our shareholders to indicate their support for the compensation of our named executive officer as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Shareholders Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

Although the “say-on-pay” vote is advisory, and therefore not binding on us, we value the opinions of our shareholders and we will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table includes information concerning compensation for the two years ended December 31, 2019 for our CEO (the “Named Executive Officer”), being our only executive officer during the latest year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
James Schoonover, CEO(1)(2)	2019	—	—	—	91,165	—	—	91,165
	2018	—	—	—	—	—	—	—

John P. Boylan, CEO (1)	2018	139,167	—	—	250,000	—	—	389,667

(1)	Mr. Boylan was terminated, and Mr. Schoonover was appointed, as our Chief Executive Officer and President in June 2018.
(2)	Mr. Schoonover received no cash compensation during 2018 or 2019 in his capacity as Chief Executive Officer and President. See “Director Compensation Table” below regarding compensation paid to Mr. Schoonover in his capacity as a director.
(3)	The amounts included in the Option Awards” column reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 8 to the Financial Statements included in the company’s annual report on Form 10-K filed with the SEC on March 30, 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to unexercised options previously awarded to the Named Executive Officers at December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
James Schoonover	06/13/19	—	500,000	$0.2165	06/13/29	—	$—
	06/05/18	50,000	—	0.2425	06/05/28	—	—
	04/13/18	8,333	—	0.267	04/13/28	—	—

Employment Arrangements

James Schoonover was appointed a director of the Company in April 2018 and Chief Executive Officer and President in June 2018. Mr. Schoonover does not have an employment agreement with the company. Mr. Schoonover presently receives cash compensation equivalent to that he was receiving as a non-employee director prior to his appointment as Chief Executive Officer and President and receives periodic option grants as determined by our Compensation Committee. Otherwise, Mr. Schoonover does not presently receive any separate compensation for service as Chief Executive Officer and President.

Equity Incentive Plans

Our board of directors and shareholders have adopted the Houston American Energy Corp. 2008 Equity Incentive Plan (the “2008 Plan”) and the Houston American Energy Corp. 2017 Equity Incentive Plan (the “2017 Plan” and, together with the 2008 Plan, the “Plans”). 6,000,000 shares and 5,000,000 shares, respectively, of common stock are reserved for issuance pursuant to grants of stock options and restricted stock under the 2008 and 2017 Plans. The 2008 Plan has expired and no new option grants may be made under that plan although options granted under the 2008 Plan remain outstanding and exercisable. The Plans are administered by our Compensation Committee and provide that key employees, consultants and directors are eligible to participate therein.

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During 2019, we granted options to purchase 500,000 shares to James Schoonover, our Chief Executive Officer. Those options were exercisable for ten years at $0.2165 per share, the market price on the grant date, and vest in full on the first anniversary of the grant date. No other stock option grants were made to named executive officers during 2019.

Termination or Change in Control Payments

We are party to a Change in Control Agreement (the “Change in Control Agreement”) with our former President and Chief Executive Officer, John Terwilliger, who continues as an employee. Pursuant to the Change in Control Agreement, if we undergo a change in control and Mr. Terwilliger is terminated without cause or resigns for good reason within 90 days prior to or within 12 months following a change in control, Mr. Terwilliger is entitled to (i) a lump sum cash severance payment equal to 250% of his average annual cash compensation (including salary and bonuses) during the three years ending on the termination date, and (ii) acceleration of vesting of all unvested time-based stock options.

Pension Benefits

We do not maintain any retirement plans or otherwise provide any retirement benefits of any nature for our executives or employees.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2019 for each member of our Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen Hartzell	18,750	—	9,116	—	—	27,866
Keith Grimes	18,750	—	9,116	—	—	27,866
James Schoonover	18,750	—	—	—	—	18,750

(1)	Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 8 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on March 30, 2020.

(2)	The following are the aggregate number of option awards outstanding that have been granted to each of our non-employee directors as of December 31, 2019, the last day of the 2019 fiscal year: Mr. Hartzell: 625,000; and Mr. Grimes: 500,000.

Standard Director Compensation Arrangements

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. Cash compensation arrangements for our non-employee directors consist of the following payments: (i) annual retainer of $9,000; (ii) annual retainer for service on each board committee of $3,000; (iii) annual retainer for service as chair of the audit committee of $3,750; and (iv) annual retainer for service as chair of the compensation committee of $3,750. Each of the annual retainers is payable in equal quarterly installments. We also reimburse expenses incurred by non-employee directors to attend board and committee meetings.

On the date of the initial appointment or election of each non-employee director, and on the date of each annual meeting thereafter, each non-employee director receives a stock option grant to purchase 50,000 shares (pro-rated if appointment or election is other than at an annual meeting of stockholders) of our common stock at a price equal to the fair market value of our common stock on the date of grant. Option grants to directors vest 20% on the date of grant and 80% nine months from the date of grant.

Upon Mr. Schoonover’s appointment as Chief Executive Officer and President, in lieu of compensation in such capacity, the company continues to pay to Mr. Schoonover cash compensation in an amount equal to his board compensation prior to such appointment. Otherwise, directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of Houston American Energy.

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CORPORATE GOVERNANCE

The Board and Board Meetings; Annual Meeting Attendance

The board consists of three directors. During the fiscal year ended December 31, 2019, the board held a total of 12 meetings (including telephonic meetings and committee meetings). Each of the incumbent directors attended at least 75% of the total number of meetings of the board, including meetings of all committees on which he served. Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All of our directors attended our 2019 annual meeting of stockholders.

Board Independence

The board has determined that each of the directors, with the exception of Mr. Schoonover, qualify as “independent” as defined by applicable NYSE American and SEC rules. In making this determination, the board has concluded that none of these members has a relationship that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Stephen Hartzell has served as lead director since March 2007 and presides over meetings of the independent directors.

Board Committees

The board currently has, and appoints members to, two standing committees: the audit committee and the compensation committee. Each member of these committees is independent as defined by applicable NYSE American and SEC rules. The current members of the committees are identified below:

Director	Audit	Compensation
Stephen Hartzell	✓	✓(Chair)
Keith Grimes	✓(Chair)	✓

Audit Committee

The audit committee is composed of two independent directors, Messrs. Grimes and Hartzell, both of whom meets the independence and financial literacy requirements as defined by applicable NYSE American and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Grimes qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The audit committee acts under the terms of a written charter initially adopted in May 2006, a copy of which can be found on our website at www.houstonamerican.com/corporategovernance.html . The audit committee met 5 times during the fiscal year ended December 31, 2019. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page ___.

Compensation Committee

The compensation committee, which is appointed by the board, is composed of two non-employee independent directors as defined by applicable NYSE American rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including our chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee acts under the terms of a written charter adopted in June 2013, a copy of which can be found on our website at www.houstonamerican.com/corporategovernance.html. The compensation committee held 2 meetings during the fiscal year ended December 31, 2019.

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Nomination of Directors

The board of directors does not maintain a standing nominating committee. Instead, the board has adopted, by resolution, a process of nominating directors wherein nominees must be selected, or recommended for the board’s selection, by a majority of the independent directors with independence determined in accordance with NYSE American standards. Because of the relatively small size of the board and the current demands on the independent directors, the board determined that the nomination process would best be carried out, while maintaining the independence of the nominating process, by drawing upon the resources of all board members with the requirement that nominees be selected by a majority of the independent directors.

In the event of a vacancy on the board, the process followed by the independent directors in nominating and evaluating director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the independent directors apply criteria adopted by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. No specific weights are assigned to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The board does not have a formal policy with respect to diversity of nominees. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

The board may utilize the services of a search firm to help identify candidates for director who meet the qualifications outlined above.

Stockholders may recommend individuals to the independent directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Independent Directors, c/o Corporate Secretary, Houston American Energy Corp, 801 Travis St., Suite 1425, Houston, Texas 77002. Assuming that appropriate biographical and background material has been provided on a timely basis, the stockholder-recommended candidates will be evaluated by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2021 Annual Meeting” on page ___. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead independent director, Mr. Hartzell, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead independent director, with the assistance of our counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Houston American Energy Corp, Board of Directors, c/o Corporate Secretary, 801 Travis St., Suite 1425, Houston, Texas 77002.

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Board Leadership Structure and Risk Oversight Role

Stephen Hartzell presently serves as our “Lead Independent Director” and as our Chairman of the Board. We believe that such a leadership structure is appropriate for our company given the small size of our company and our need to control costs and facilitate rapid response to market opportunities.

Our board provides high level oversight with respect to our risk management activities, consisting principally of interfacing with management with regard to proper risk management policies and implementation of those policies. In general, the board familiarizes itself with the risk management policies being pursued and the actual transactions carried out in that regard so as to assure that the policy is sound and the transactions undertaken are consistent with the policy. Given our position as a non-operator of our various properties, decisions regarding entry into derivative instruments to manage commodity price risk is typically vested in the property operators and, therefore, the board believes that our company and management has little discretion with regard to risk management transactions.

Anti-Hedging Policy

Under the terms of our Insider Trading Policy, all directors and executive officers are prohibited from engaging in any hedging transaction involving shares of our securities, such as puts, calls or short sales.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. A current copy of the code can be found on our website at www.houstonamerican.com/corporategovernance.html. In addition, we intend to post on our website or file under cover of Form 8-K all disclosures that are required by law or NYSE American listing standards concerning any amendments to, or waivers from, any provision of the code.

RELATED PARTY TRANSACTIONS

Bridge Loan Financing

In September 2019, we issued promissory notes (the “Bridge Loan Notes”) with a total principal amount of $621,052, an original issue discount of 5%, warrants (the “Bridge Loan Warrants”) to purchase 1,180,000 shares of common stock, and a term of 120 days to James Schoonover, our Chief Executive Officer and a director, and John Terwilliger, a 10% shareholder. Net proceeds received for the Bridge Loan Notes and Warrants totaled $590,000.

The Bridge Loan Notes were unsecured obligations bearing interest at 12.0% per annum and payable interest only on the last day of each calendar month with any unpaid principal and accrued interest being payable in full on January 16, 2020.

The Bridge Loan Notes were subject to mandatory prepayment from and to the extent of (i) 100% of net proceeds we received from any sales, for cash, of equity or debt securities (other than Bridge Loan Notes), (ii) 100% of net proceeds we received from the sale of assets (other than sales in the ordinary course of business); and (iii) 75% of net proceeds we received from the sale of oil and gas produced from our Hockley County, Texas properties. Additionally, we had the option to prepay the Bridge Loan Notes, at our sole election, without penalty. The holders of the Bridge Loan Notes waived mandatory prepayment at the end of each month during 2019.

During 2019, interest expense paid in cash totaled $21,439. As of December 31, 2019, we owed $621,052 under the Bridge Loan Notes and $0 of accrued interest. The Bridge Loan Notes were repaid in full in January 2020.

OID Promissory Note

In October 2019, we issued a promissory note (the “OID Note”) with a principal amount of $100,000 and an original issue discount of 10% to John Terwilliger, a 10% shareholder. Net proceeds received for the OID Note totaled $90,000.

The OID Note was an unsecured obligation bearing interest at 0% per annum and payable from any and all of our cash receipts, with any unpaid principal and accrued interest being payable in full on October 31, 2019. The OID Note was repaid in full as of October 31, 2019.

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SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons,” file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that all filings required to be made by reporting persons of our stock were timely filed for the year ended December 31, 2019 in accordance with Section 16(a).

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Audit Committee

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm was responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm to discuss the results of Marcum LLP’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee discussed with Marcum LLP that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Public Company Accounting Oversight Board. The audit committee has also considered the compatibility of audit related and other services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2019 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

By the Audit Committee of the Board of Directors:

Keith Grimes, Audit Committee Chair

Stephen Hartzell, Audit Committee Member

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Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of Marcum LLP, our registered public accounting firm in 2018 and 2019, respectively, billed to us for each of the last two fiscal years:

Fee Category	FY 2018	FY 2019
Audit Fees (1)	$66,570	$77,250
Audit-Related Fees	13,800	11,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$80,370	$88,750

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

All fees set forth in the table above were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002, Attention: Secretary or by calling Houston American Energy at (712) 222-6966. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

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DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR THE 2021 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2021 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 801 Travis St., Suite 1425, Houston, Texas 77002, no later than _____________, 202__.

Our by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors or otherwise propose business for consideration at a stockholders meeting. We must receive a notice regarding stockholder nominations for director or other business at our corporate headquarters not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s stockholder meeting, provided, however, that in the event that the date of an annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the previous year’s annual meeting, notice by a stockholder, to be timely, must be so delivered not earlier than the 90 days prior to such annual meeting and not later than 70 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice must contain certain specified information concerning the persons to be nominated or proposed business and the stockholder submitting the nomination or business, all as set forth in our by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or business not made in compliance with such advance notice requirements.

Any stockholders wishing to submit proposals intended to be presented at our 2021 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must ensure that they are received by us not later than _________, 2021 and not earlier than __________, 2021. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors,

STEPHEN HARTZELL
Chairman

May ____, 2020

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

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APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF

HOUSTON AMERICAN ENERGY CORP.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

Houston American Energy Corp., a corporation organized and existing under the laws of the State of Delaware (the “Company”), by its duly authorized officer, does hereby certify:

The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article IV.1 of the Certificate of Incorporation is hereby amended and restated as follows:

“1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is __________, consisting of _________ shares of common stock, par value $0.001 per share (the “Common Stock”), and _________ shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”), pursuant to the General Corporation Law of the State of Delaware, of this Certificate of Amendment to the Certificate of Incorporation of the Company, each ________ (_______) shares of Common Stock either issued and outstanding or held by the Company in its treasury immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares shall be entitled to the rounding up of the fractional share to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

This amendment to the Company’s Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

The forgoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of each class of outstanding stock of the corporation entitled to vote thereon.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer this day of , 2020.

HOUSTON AMERICAN ENERGY CORP.

By:
James Schoonover, President

HOUSTON AMERICAN ENERGY CORP.

801 Travis St., Suite 1425

Houston, Texas 77002

Proxy for Annual Meeting of Shareholders

to be held on Tuesday, June 23, 2020

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints James Schoonover and Steve Hartzell as Proxies in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the “Meeting”) of Houston American Energy Corp., a Delaware corporation (the “Company”), on Tuesday, June 23, 2020, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present.

(1)	Election of directors:

	[ ]	FOR ALL NOMINEES LISTED BELOW	[ ]	WITHHOLD AUTHORITY TO VOTE FOR
		(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominees, strike a line through the nominee’s name in the list below.

James Schoonover (Class C Director Nominee)

(2)	Proposal to amend certificate of incorporation to effect a reverse stock split of the Company’s common stock

	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

(3)	Proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm

	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

(4)	Proposal to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in our proxy statement

	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

(5)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

	[ ]	GRANT AUTHORITY	[ ]	WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED IN THIS PROXY AND FOR PROPOSALS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

DATED:__________________________ , 2020

Signature:____________________________________

Signature if held jointly:_________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE